Exhibit 99.1

[ONEOK LOGO]	Financial News

April 30, 2003	Analyst Contact: Weldon Watson
918-588-7158
Media Contact: Andrea Chancellor
918-588-7570

ONEOK REPORTS FIRST QUARTER EARNINGS; REAFFIRMS STRATEGIC

FOCUS; PROVIDES IMPACT OF ACCOUNTING CHANGES

Tulsa, Oklahoma — ONEOK, Inc., (NYSE:OKE) today announced strong first quarter earnings and reaffirmed that its business remains strategically focused on enhancing shareholder value through earnings growth.

First quarter 2003 results included:

•	Income from continuing operations of $125.6 million, or $1.20 per diluted share of common stock, compared with $71.7 million, or 59 cents per diluted share of common stock, for the same quarter one year ago.
•	Operating income of $232.4 million, compared with $141.5 million the first quarter the prior year.
•	A gain on the sale of certain producing operations of $38.4 million, net of taxes, after closing adjustments, or 34 cents per diluted share.
•	Income from the operation of the producing properties sold in January, producing $2.3 million, or 2 cents per diluted share, compared with $0.9 million, or 1 cent per diluted share, for the same quarter one year ago.
•	A charge from the cumulative effect of changes in accounting principles of $143.9 million, net of tax, or ($1.28) per diluted share.
•	Total net income of $22.4 million, or 28 cents per diluted share, compared with $72.6 million, or 60 cents per diluted share, for the same quarter one year ago.

	Three Months Ended March 31,
	2003	2002
Income from continuing operations	$125.6	$71.7
Operations of a discontinued component	2.3	0.9
Gain on sale of producing properties	38.4	—
Cumulative effect of rescission of EITF 98-10	(141.8)	—
Cumulative effect of adoption of FAS 143	(2.1)	—

Net income	$22.4	$72.6

Business outlook:

•	ONEOK continues to use flexibility in the operation of its gathering and processing plants to mitigate the impacts caused by negative movements in processing margins. By renegotiating contracts and assessing daily market conditions, the company makes critical decisions, such as bypassing plants or changing the processing mix.
•	In January, Kansas Gas Service filed a request with the Kansas Corporation Commission, asking to increase rates by $76 million. If approved, the new rates would become effective by the end of the third quarter.
•	The Company purchased $300 million in Series A convertible preferred stock from Westar Energy, and the remaining Series A shares held by Westar were converted into shares of newly created Series D convertible preferred stock, reducing Westar’s equity interest in ONEOK from approximately 44.4% to approximately 27.4% on a fully diluted basis.
•	In January, ONEOK issued 13.8 million common shares and 16.1 million equity units with net proceeds of $618 million.

•	Realizing continuing benefits from the closing on the purchase of Texas gas distribution assets, today known as Texas Gas Service, adding 535,000 customers.

David Kyle, chairman, president and chief executive officer of ONEOK, said, “I am very pleased with the success we had in the first quarter of 2003. Our income from continuing operations increased significantly over the same period a year ago. This reflects a strategy of continuing to focus on core businesses while growing the company.”

“Also, we are pleased to see a return of accrual accounting practices for certain energy related contracts. Although the transition is confusing, we have always believed that accrual accounting is the best way to provide a transparent picture of the performance of energy trading contracts,” he said.

Accounting changes implemented in the first quarter 2003:

•	Rescission of EITF 98-10 resulted in a charge to income of $141.8 million, net of tax, (a non-cash impact), as a result of energy trading contracts being accounted for on an accrual basis rather than carried at fair value.
•	Adoption of FAS 143 resulted in a charge to income of $2.1 million, net of tax, for the recording of asset retirement obligations.
•	EITF Topic D-95 requiring the use of the ‘two-class’ method of computing earnings per share is not applicable after February 5, 2003, due to the company’s repurchase and conversion of its Series A to Series D Convertible Preferred Stock with a fixed dividend. The impact of D-95 on January’s EPS from continuing operations was a decrease of 8 cents per diluted share.

First quarter business unit results:

Production

First quarter operating income increased to $5.7 million from $1.7 million the same period last year on retained properties because of:

•	Higher natural gas and crude oil prices in the first quarter.
•	Increased gas volumes produced due to significant drilling in 2002 on retained properties.
•	Increases partially offset by higher operating costs due primarily to higher production taxes.

The production segment owns, develops and produces natural gas and oil reserves in Oklahoma. Our strategy is to add value not only to our existing oil and gas production operations, but also to our related marketing, gathering, processing, transportation and storage businesses. We focus on exploitation, rather than exploratory drilling.

Gathering and Processing

First quarter operating income increased to $7.9 million, up from $1.3 million one year ago due to:

•	Additional third party NGL sales volumes.
•	Increase in NGL prices, natural gas prices and crude oil prices.
•	New gathering contracts and reduction in keep-whole contracts.
•	Increases partially offset by reduced NGL recovery due to market conditions.

The gathering and processing segment is engaged in the gathering and processing of natural gas and the fractionation, storage and marketing of natural gas liquids. The segment currently has a processing capacity of approximately 2.0 Bcf/d, of which approximately 0.2 Bcf is currently idle. The capacity, excluding idled capacity, associated with plants owned or operated or leased is approximately 1.7Bcf/d, while the amount of the plant capacity that we own an interest in but do not operate is approximately 0.1 Bcf/d. Our gathering and processing segment owns approximately 14,000 miles of gathering pipelines that supply our gas processing plants.

Transportation and Storage

First quarter operating income was $15.1 million, a decrease of $1.3 million from the same quarter a year ago, due to:

•	Gas inventory sales in 2002, which did not occur in 2003.
•	Increased storage revenues due to additional working capacity and the impact of increased natural gas prices on retained fuel, partially offset the decrease in operating income.

The transportation and storage segment owns and operates intrastate transmission pipelines and natural gas transmission pipelines, natural gas storage and nonprocessable gas gathering facilities in Oklahoma, Kansas and Texas. The storage facilities have a combined working capacity of 59.6 Bcf, of which 8.0 Bcf is temporarily idle.

Distribution

First quarter operating income increased to $75 million, compared with $59.9 million the same quarter last year due to:

•	Closing on the acquisition of the Texas division and related gas sales.
•	Additional gas sales volumes for large customers not weather normalized in Kansas and Oklahoma.

The distribution segment includes Oklahoma Natural Gas Company, Kansas Gas Service Company and Texas Gas Service Company. The companies are the largest natural gas distributors in Kansas and Oklahoma and the third largest in Texas. Overall, the companies serve over 2 million customers.

Marketing and Trading

First quarter operating income increased to $126.9 million, compared to $62.6 million due to:

•	Increase in gas sales because of the impact of colder weather.
•	Additional marketing and trading opportunities that have developed with the recent downsizing of marketing companies.
•	Ability of our storage and transportation capacity to capture market opportunities and realize favorable pricing spreads on both stored gas volumes and inter-region inefficiencies.

OEMT’s income is primarily generated from the following revenue sources:

•	Marketing and transportation services.
•	Storage arbitrage.
•	Retail sales to industrial customers.
•	Power/crude/other marketed commodities.

The marketing and trading segment purchases, stores, markets and trades natural gas to both the wholesale and retail sectors in most states. Leased storage and transport capacity provide direct access to all regions of the country, with great flexibility in capturing volatility in the energy markets.

2003 Guidance

2003 operating income is expected to be $440 million. Net income from continuing operations is expected to be $2.03 to $2.08 per diluted share of common stock.

Earnings Conference Call

The ONEOK first quarter conference call will be held at 10 a.m. Eastern time (9 a.m. Central time) on May 1, 2003. Those who wish, may join the call on the ONEOK Web site at www.oneok.com or call 1-800-693-5698, passcode 3298595.

ONEOK, Inc. is a diversified energy company involved primarily in oil and gas production, natural gas processing, gathering, storage and transmission in the mid-continent areas of the United States. The company’s energy marketing and trading operations provide service to customers in most states. The company is the largest natural gas distributor in Kansas and Oklahoma, and the third largest in Texas, operating as Kansas Gas Service, Oklahoma Natural Gas Company and Texas Gas Service, serving over 2 million customers. ONEOK is a Fortune 500 company.

Some of the statements contained and incorporated in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements relate to the anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements in various circumstances. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of operations and other statements contained or incorporated in this release identified by words such as “anticipate,” “estimate,” “expect,” “intend,” “believe,” “projection” or “goal.”

You should not place undue reliance on the forward-looking statements. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Those factors may affect our operations, markets, products, services and prices. In addition to any assumptions and other factors referred to specifically in connection with the forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following:

•	risks associated with any reduction in our credit ratings;
•	the effects of weather and other natural phenomena on sales and prices;
•	competition from other energy suppliers as well as alternative forms of energy;
•	the capital intensive nature of our business;
•	further deregulation, or “unbundling” of the natural gas business;
•	competitive changes in the natural gas gathering, transportation and storage business resulting from deregulation, or “unbundling,” of the natural gas business;
•	the profitability of assets or businesses acquired by us;
•	risks of marketing, trading, and hedging activities as a result of changes in energy prices or the financial condition of our trading partners;
•	economic climate and growth in the geographic areas in which we do business;
•	the uncertainty of gas and oil reserve estimates;
•	the timing and extent of changes in commodity prices for natural gas, natural gas liquids, electricity, and crude oil;
•	the effects of changes in governmental policies and regulatory actions, including with respect to income taxes, environmental compliance, authorized rates, or recovery of gas costs;
•	the impact of recently issued and future accounting pronouncements and other changes in accounting policies;
•	the possibility of future terrorist attacks or the possibility or occurrence of an outbreak, or changes in, hostilities or changes in the political dynamics in the Middle East or elsewhere;
•	the impact of unforeseen changes in interest rates, equity markets, inflation rates, economic recession and other external factors over which we have no control, including the effect on pension expense and funding resulting from changes in stock market returns;
•	risks associated with pending or possible acquisitions and dispositions, including our ability to finance or to integrate any such acquisitions and any regulatory delay or conditions imposed by regulatory bodies in connection with any such acquisitions and dispositions;
•	the results of administrative proceedings and litigation involving the Oklahoma Corporation Commission (OCC), Kansas Corporation Commission (KCC), Texas regulatory authorities or any other local, state or federal regulatory body;
•	our ability to access capital and competitive rates on terms acceptable to us;
•	actions taken by Westar or its affiliates with respect to its investment in ONEOK, including, without limitation, the effect of a sale of our shares of common stock and preferred stock beneficially owned by Westar;
•	the risk of a significant slowdown in growth or decline in the U.S. economy, the risk of delay in growth or recovery in the U.S. economy or the risk of increased costs for insurance premiums, security or other items as a consequence of the September 11, 2001, or possible future terrorists attacks or war; and
•	the other risks and other factors listed in the reports we have filed and may file from time to time with the SEC, which are incorporated by reference.

Other factors and assumptions not identified above were also involved in the making of the forward-looking statements. The failure of those assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. We have no obligation and make no undertaking to update publicly or revise any forward-looking statements.

ONEOK, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended March 31,
	2003	2002
(Unaudited)	(Thousands of Dollars, except per share amounts)
Revenues
Operating revenues, excluding energy trading revenues	$949,550	$548,792
Energy trading revenues, net	135,671	71,715
Cost of sales	675,563	326,071

Net Revenues	409,658	294,436

Operating Expenses
Operations and maintenance	112,443	104,562
Depreciation, depletion, and amortization	40,427	34,100
General taxes	24,351	14,309

Total Operating Expenses	177,221	152,971

Operating Income	232,437	141,465

Other income	2,200	599
Other expense	(1,459)	(1,319)
Interest expense	28,577	26,182
Income taxes	78,994	42,870

Income from continuing operations	125,607	71,693
Discontinued operations, net of taxes
Income from operations of discontinued component	2,342	905
Gain on sale of discontinued component	38,369	—
Cumulative effect of a change in accounting principle, net of tax	(143,885)	—

Net Income	$22,433	$72,598

Earnings Per Share of Common Stock
Basic:
Earnings per share from continuing operations	$1.43	$0.60
Earnings per share from discontinued operations	$0.02	$0.01
Earnings per share from gain on sale of discontinued component	$0.34	$—
Earnings per share from cumulative effect of a change in accounting principle	$(1.28)	$—

Net earnings per share, basic	$0.51	$0.61

Diluted:
Earnings per share from continuing operations	$1.20	$0.59
Earnings per share from discontinued operations	$0.02	$0.01
Earnings per share from gain on sale of discontinued component	$0.34	$—
Earnings per share from cumulative effect of a change in accounting principle	$(1.28)	$—

Net earnings per share, diluted	$0.28	$0.60

ONEOK, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Unaudited)	March 31, 2003	December 31, 2002
Assets	(Thousands of Dollars)
Current Assets
Cash and cash equivalents	$282,988	$73,522
Trade accounts and notes receivable, net	1,256,552	773,017
Materials and supplies	32,324	16,949
Gas in storage	61,913	58,544
Unrecovered purchased gas costs	1,567	3,576
Assets from price risk management activities	253,853	655,974
Deposits	10,977	—
Other current assets	14,567	44,790
Assets of discontinued component	—	276

Total Current Assets	1,914,741	1,626,648

Property, Plant and Equipment
Production	148,474	144,174
Gathering and Processing	1,007,412	993,504
Transportation and Storage	692,229	689,150
Distribution	2,476,202	2,169,382
Marketing and Trading	125,843	124,512
Other	96,173	94,778

Total Property, Plant and Equipment	4,546,333	4,215,500
Accumulated depreciation, depletion, and amortization	1,229,124	1,200,451

Net Property, Plant and Equipment	3,317,209	3,015,049

Deferred Charges and Other Assets
Regulatory assets, net	218,813	217,978
Goodwill	226,101	113,510
Assets from price risk management activities	103,766	351,660
Prepaid Pensions	127,380	125,426
Investments and other	82,116	55,526

Total Deferred Charges and Other Assets	758,176	864,100

Non-current Assets of Discontinued Component	—	225,061

Total Assets	$5,990,126	$5,730,858

ONEOK, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Unaudited)	March 31, 2003	December 31, 2002
Liabilities and Shareholders’ Equity	(Thousands of Dollars)
Current Liabilities
Current maturities of long-term debt	$6,334	$6,334
Notes payable	—	265,500
Accounts payable	1,189,689	672,153
Accrued taxes	110,140	41,922
Accrued interest	30,101	29,202
Customers’ deposits	33,420	21,096
Liabilities from price risk management activities	259,658	427,599
Deferred income taxes	16,327	130,328
Other	148,452	125,129
Liabilities of discontinued component	—	1,445

Total Current Liabilities	1,794,121	1,720,708

Long-term Debt, excluding current maturities	1,897,025	1,511,118
Deferred Credits and Other Liabilities
Deferred income taxes	485,020	475,163
Liabilities from price risk management activities	105,254	300,085
Lease obligation	110,526	109,051
Other deferred credits	366,599	208,106

Total Deferred Credits and Other Liabilities	1,067,399	1,092,405

Non-current Liabilities of Discontinued Component	—	41,015

Total Liabilities	4,758,545	4,365,246

Commitments and Contingencies
Shareholders’ Equity
Convertible preferred stock, $0.01 par value: Series A authorized 20,000,000 shares; issued and outstanding 19,946,448 shares at December 31, 2002	—	199
Convertible preferred stock, $0.01 par value: Series D authorized, issued and outstanding 21,815,386 shares at March 31, 2003	218	—
Common stock, $0.01 par value:
authorized 300,000,000 shares; issued 95,315,951 shares and outstanding 74,820,254 shares at March 31, 2003; issued 63,438,441 shares and outstanding 60,761,064 shares at December 31, 2002	953	634
Paid in capital	1,124,954	903,918
Unearned compensation	(5,366)	(2,716)
Accumulated other comprehensive loss	(11,255)	(5,546)
Retained earnings	456,581	507,836
Treasury stock at cost: 20,495,697 shares at March 31, 2003; and 2,677,377 shares at December 31, 2002	(334,504)	(38,713)

Total Shareholders’ Equity	1,231,581	1,365,612

Total Liabilities and Shareholders’ Equity	$5,990,126	$5,730,858

ONEOK, Inc. and Subsidiaries

EARNINGS FORECAST 2003

	2002 Fiscal Year Actual	2003 Fiscal Year Forecast
	(Millions of Dollars)
Operating Income
Production	$10	$17
Gathering and Processing	33	20
Transportation and Storage	53	59
Distribution	95	113
Marketing and Trading(a)	182	230
Other	(2)	1

Operating Income	371	440
Other Income	(7)	1
Interest	106	103
Income Taxes	102	128

Income from Continuing Operations	156	210
Discontinued operations, net of tax
Income from operations of a discontinued component	11	2
Gain on the sale of a discontinued component	—	36
Changes in accounting principle, net of tax	—	(144)

Net Income	$167	$104

Earnings Per Share of Common Stock—Diluted
Earnings per share from continuing operations	$1.31	$2.05
Earnings per share from discontinued operations	0.09	0.02
Earnings per share from gain on sale of discontinued component	—	0.34
Earnings per share from cumulative effect of a change in accounting principle	—	(1.28)

Total Earnings per Share	$1.40	$1.13

(a) Marketing and Trading Operating Income
Marketing and transportion services	$84	$107
Storage arbitrage	86	108
Retail sales to industrial customers	12	18
Power/crude oil/other marketed commodities	21	36
Enron recovery	11	—

Total	214	269
Less expenses	32	39

Operating income	$182	$230

ONEOK, Inc. and Subsidiaries

INFORMATION AT A GLANCE

	Three Months Ended March 31,
	2003	2002
	(Millions of Dollars)
Production
Net Revenues	$12.6	$6.5
Depreciation, depletion, and amortization	$3.4	$3.0
Operating Income	$5.7	$1.7
Proved reserves
Gas (MMcf)	61,800	52,316
Oil (MBbls)	2,399	2,230
Production
Gas (MMcf)	1,832	1,673
Oil (MBbls)	36	65
Average realized price
Gas ($/Mcf)	$5.98	$3.21
Oil ($/Bbls)	$26.50	$17.32
Capital expenditures	$2.9	$5.4

Gathering and Processing
Net revenues	$46.3	$41.3
Depreciation, depletion, and amortization	$7.2	$8.0
Operating Income	$7.9	$1.3
Total gas gathered (MMMBtu/d)	1,208	1,224
Total gas processed (MMMBtu/d)	1,216	1,358
Natural gas liquids sales (MBbls/d)	129	87
Natural gas liquids produced (MBbls/d)	54	66
Gas sales (MMMBtu/d)	351	344
Capital expenditures	$2.5	$10.8

Transportation and Storage (a)
Net Revenues	$30.1	$32.8
Depreciation, depletion, and amortization	$4.2	$4.3
Operating Income	$15.1	$16.4
Volumes transported (MMcf)	144,980	133,687
Capital expenditures	$1.0	$14.5

Distribution (a)
Net Revenues	$182.0	$141.9
Depreciation, depletion, and amortization	$23.9	$17.2
Operating Income	$75.0	$59.9
Average number of customers	2,011,764	1,450,442
Capital expenditures	$25.0	$21.3
Natural gas volumes (MMcf)
Gas Sales	97,285	79,677
Pipeline capacity leases and end-use customer transportation	64,690	49,659

Marketing
Net Revenues	$137.5	$71.9
Depreciation, depletion, and amortization	$1.5	$1.2
Operating Income	$126.9	$62.6
Natural gas sales volumes (MMcf)	315,937	255,789
Power sales volumes (MMwh)	290	316
Physically settled volumes (MMcf)	577,435	490,173
Capital expenditures	$0.1	$0.1

Discontinued Component
Net Revenues	$7.7	$13.1
Depreciation, depletion, and amortization	$1.9	$6.1
Operating Income	$3.8	$1.5
Proved reserves
Gas (MMcf)	—	182,239
Oil (MBbls)	—	2,417
Production
Gas (MMcf)	1,472	4,686
Oil (MBbls)	53	57
Average realized price
Gas ($/Mcf)	$4.10	$2.57
Oil ($/Bbls)	$32.28	$17.88
Capital expenditures	$—	$6.3

(a)	Amounts have been adjusted to reflect the transfer of certain transmission assets from the Transportation and Storage segment to the Distribution segment effective July 1, 2002.

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